                                                                       EXHIBIT 1


                               2,500,000 Shares

                             LIFE FINANCIAL CORP.

                           (a Delaware corporation)

                                 Common Stock

                          (Par Value $.01 Per Share)


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                  June ___, 1997


KEEFE, BRUYETTE & WOODS, INC.
 as Representative of the several Underwriters
     c/o Keefe, Bruyette & Woods, Inc.
     Two World Trade Center
     New York, New York  10048

Dear Sirs and Mesdames:

     Life Financial Corp., a Delaware corporation (the "Company"), and Life
                                                        -------
Savings Bank, Federal Savings Bank, a federally chartered savings bank (the

"Bank") confirm their agreement with Keefe, Bruyette & Woods, Inc. ("KBW") and
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each of the other Underwriters named in Schedule A hereto (collectively, the
                                        ----------
"Underwriters", which term shall also include any underwriter substituted as
-------------
hereinafter provided in Section 10 hereof), for whom KBW is acting as representative (in such capacity, KBW shall hereinafter be referred to as the

"Representative"), with respect to the sale by the Company and the purchase by
---------------
the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common
                                                                   ------
Stock") set forth in said Schedule A, and with respect to the grant by the
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Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 375,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,500,000 shares of Common Stock (the "Initial Securities") to be
                                                 ------------------
purchased by the Underwriters and all or any part of the 375,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option
                                                                          ------
Securities") are hereinafter called, collectively, the "Securities."
----------                                              ----------

     Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the
                       -----------------
form of an exchange of any standard form of written telecommunication between the Company and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company is a savings and loan holding company under the provisions of the Savings and Loan Holding Company Act, as amended, whose sole subsidiaries are the Bank and Life Investment Holdings, a Delaware corporation ("Life
                                                                    ----
Holdings," and together with the Bank, the "Subsidiaries").  This holding
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company/subsidiary structure is a result of the "Reorganization," which was consummated on June ___, 1997, pursuant to which each outstanding share of the Bank's common stock was converted into three shares of the Common Stock of the Company, the Bank became a wholly-owned subsidiary of the Company and Life Holdings was established as a wholly-owned subsidiary of the Company.

     The Company has filed with the Securities and Exchange Commission (the

"Commission") a registration statement on Form S-1 (No. 333-______) and a
-----------
related preliminary prospectus for the registration of the Securities under the Securities Act of 1933 (the "1933 Act"), has filed such amendments thereto, if
                             --------
any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or
                   --------------------
supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that
        ----------------------           ----------
if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

     The Company has also filed with the Commission a registration statement on Form S-4 (No. 333-20497) and a related proxy statement-prospectus for the registration under the 1933 Act of the Common Stock of the Company which was exchanged in a 3-to-1 ratio for each share of common stock of the Bank in connection with the Reorganization. The shares of Common Stock of the Company so exchanged in the Reorganization are hereinafter referred to as the "Exchange
                                                                       --------
Shares," and the Form S-4 Registration Statement and related proxy statement-
------
prospectus are hereinafter referred to as the "Exchange Registration Statement"
                                               -------------------------------
and the "Exchange Prospectus," respectively.
         -------------------

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

     The Company and the Underwriters agree that up to 86,500 shares of the Securities to be purchased by the Underwriters (the "Reserved Shares") shall be
                                                     ---------------
reserved for sale by the Underwriters to certain directors of the Company, as part of the distribution of the Securities by the Underwriters, in accordance with the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not so purchased by such eligible employees and persons having business relationships with the Company, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

     SECTION 1.     Representations and Warranties.
                    ------------------------------

     (a) The Company and the Bank jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date")
                                                        -------------------
and as of the Closing Time referred to in Section 2(a) hereof, and agree with each Underwriter, as follows:

          (i) At the respective times the Registration Statement, the Exchange Registration Statement and any post-effective amendments thereto became or will become effective and at the Representation Date, the Registration Statement and the Exchange Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and the Exchange Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the
               ----------
     Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in
                 --------  -------
     this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus, Exchange Registration Statement or Exchange Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement, Prospectus, Exchange Registration Statement or Exchange Prospectus.

          (ii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Exchange Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) The financial statements included in the Registration Statement, the Prospectus, the Exchange Registration Statement and the Exchange Prospectus, together with the related schedule and notes, present fairly the financial position of the Company and the Subsidiaries at the dates indicated and the statement of income, stockholders' equity and cash flows of the Company and the Subsidiaries for the periods specified; except as otherwise stated in the Registration Statement or the Exchange Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied
                                                                ----
     on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement or the Exchange Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus and the Exchange Prospectus have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Exchange Registration Statement.

          (iv) Since the respective dates as of which information is given in the Registration Statement, the Prospectus, the Exchange Registration Statement and the Exchange Prospectus, except as otherwise stated therein,
     (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Subsidiaries on any class of their respective capital stock.

          (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in California and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; and the Company is duly registered as a savings and loan holding company under the Savings and Loan Holding Company Act, as amended.

          (vi) The Bank has been duly incorporated and is validly existing as a savings bank in good standing under the federal laws of the United States, and Life Holdings has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; each of the Subsidiaries has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in California and in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is directly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of the preemptive or similar rights of any stockholder of such corporation arising by operation of law, under the charter or by-laws of any such subsidiary or under any agreement to which the Company or any of the Subsidiaries is a party. The only direct or indirect subsidiaries of the Company are the Bank and Life Holdings. There are no subsidiaries of the Bank or Life Holdings. Except for the shares of capital stock of the Subsidiaries owned by the Company, neither the Company nor any of the Subsidiaries owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity.

          (vii) The deposits of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to legally applicable limits, and no
                             ----
     proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company and the Bank, threatened.

          (viii) The authorized, issued and outstanding capital stock of the Company and the Subsidiaries is as set forth in the Prospectus under the caption "Capitalization"; the shares of issued and outstanding capital stock of the Company and the Subsidiaries have been duly authorized and validly issued and fully paid and non-assessable; none of the outstanding shares of such stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company or the Subsidiaries arising by operation of law, under the charter or by-laws of the Company or the Subsidiaries or under any agreement to which the Company or any of the Subsidiaries is a party.

          (ix) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable; the Securities conform to all statements relating thereto contained in the Prospectus; no holder of the Securities will be subject to personal liability by reason of being such a holder;

     and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter and by-laws of the Company or the Subsidiaries or under any agreement to which the Company or any of the Subsidiaries is a party.

          (x) Neither the Company nor any of the Subsidiaries is in violation of its charter or in default to an extent which singly or in the aggregate, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, including without limitation: (A) that certain Master Loan and Security Agreement dated April 30, 1997 between the Bank and Morgan Stanley Mortgage Capital, Inc., and any other documents governing such line of credit (the Master Loan and Security Agreement and all such other documents, collectively the "Line of
                                                                        -------
     Credit Documents"); (B) the Amended Agreement and Plan of Reorganization,
     ----------------
     dated as of January 16, 1997 between the Company and the Bank, and any other documents governing the Reorganization (all such agreements and other documents, collectively, the "Reorganization Documents"); and (C) all
                                   ------------------------
     purchase agreements, servicing agreements and any other documents governing loan sales or securitizations by the Company or the Bank (all such agreements and other documents, collectively, the "Securitization
                                                        --------------
     Documents").
     ---------

          (xi) The execution, delivery and performance of this Agreement and the Pricing Agreement, the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and the consummation of the Reorganization and the transactions related thereto, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to, the Line of Credit Documents, the Reorganization Documents, the Securitization Documents, or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject and which breach or default singly or in the aggregate, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise; nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their assets or properties and which violation, singly or in the aggregate, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise. As used herein, a "Repayment
                                                                    ---------
     Event" means any event or condition which gives the holder of any note,
     -----
     debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

          (xii) Neither the Company nor any of the Subsidiaries is in violation of any directive from the FDIC, the Office of Thrift Supervision (the

     "OTS"), the Board of Governors of the Federal Reserve System (the "Federal
      ---                                                               -------
     Reserve Board") or any other governmental authority, and the Company and
     -------------
     the

     Subsidiaries are in compliance with all federal and state laws and regulations that regulate or relate to its business, including, without limitation, the Financial Institutions Recovery, Reform and Enforcement Act of 1989 ("FIRREA"), the Federal Deposit Insurance Act (the "FDIA"), the
               ------                                            ----
     National Housing Act (the "NHA"), the Federal Deposit Insurance Corporation
                                ---
     Improvement Act of 1991 ("FDICIA") and all other applicable laws and
                               ------
     regulations where the failure to comply would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise. Neither the Company nor any of the Subsidiaries is subject to a cease and desist order, a formal or written agreement or a memorandum of understanding with any federal or state agency, nor has the Board of Directors of the Company or any Subsidiary adopted any resolutions at the direction of any such agency.

          (xiii) All material transactions between the Company or the Subsidiaries and their respective officers and directors and their affiliates have been accurately disclosed in the Prospectus; and the terms of such transactions are fair to the Company or the Subsidiaries, as the case may be.

          (xiv) Except as disclosed in the Prospectus or Registration Statement, the Company has not: (i) issued any securities within the last 18 months; (ii) had any material dealings with any member of the NASD or any person related to or associated with such a member, other than discussions and meetings relating to the proposed offering and sale of the Securities and routine purchases and sales of U.S. Government and Agency securities and other assets; or (iii) entered into a financial or management consulting agreement, except as contemplated hereunder and except for Placement Agency Agreements with Friedman, Billings, Ramsey & Co., Inc. dated July 23, 1996 and March 14, 1997.

          (xv) The Company has not relied upon you or your legal counsel for any legal, tax or accounting advice in connection with the Reorganization or the offering and sale of the Securities (except with respect to the qualification of the Securities for offering and sale under the securities laws of certain states).

          (xvi) None of the Company or any of the Subsidiaries has violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws, or any provisions of the Employee Retirement Income Security Act of 1974

     ("ERISA"), or the rules and regulations promulgated thereunder.  There is
       -----
     (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company and the Bank, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries and, to the best knowledge of the Company and the Bank, threatened against any of them, (ii) no labor dispute in which the Company or any of the Subsidiaries is involved nor, to the best knowledge of the Company and the Bank, is any labor dispute imminent, other than routine disciplinary and grievance matters; the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal customers or vendors and (iii) no union representation question existing with respect to the employees of the Company or any of the Subsidiaries and, to the best knowledge of the Company and the Bank, no union organizing activities are taking place.

          (xvii) No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

          (xviii) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the performance by the Company of its obligations hereunder and the consummation of the Reorganization and the transactions related thereto; the aggregate of all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business could not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise.

          (xix) Neither the Company nor any of the Subsidiaries has directly or indirectly: (A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; or (B) since the filing of the Registration Statement: (1) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities, or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or the Bank.

          (xx) Neither the Company nor any of the Subsidiaries, or, to the best knowledge of the Company or the Subsidiaries and the Bank, any of their respective employees, have at any time during the last five (5) years: (A) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law; or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (xxi) The description of loan sales and securitizations effected by the Bank or the Company, contained in the Registration Statement and the Prospectus is true and complete in all material respects and, to the best knowledge of the Company and the Bank, no event or series of events has occurred that would result in any of the securities issued in securitizations using loans originated by the Bank being downgraded or placed on a watch list with negative implications by any rating agency or similar organization, or that would impair the Company's or the Subsidiaries' ability to consummate future loan sales or to securitize loans upon economic terms consistent with past loan sales and securitizations or otherwise cause the Company and the Subsidiaries to suffer any material loss with respect to any past loan sale or securitization.

          (xxii) The Securities have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

          (xxiii) The Company and the Subsidiaries are in material compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to their respective
                   ------------------
     businesses; the Company and the Subsidiaries have received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus; the Company and the Subsidiaries have no reason to believe that either of them will be required to make future material capital expenditures to comply with Environmental Laws; and to the best knowledge of the Company and the Bank, no property which is owned, leased or occupied by the Company or the Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive

     Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.
     (S) 9601, et seq.), or otherwise designated as a contaminated site under
               -- ----
     applicable state or local law.

          (xxiv) The Representative and their counsel have been provided true and correct copies of all the final, signed corporate resolutions, governmental and other third-party consents and approvals, the Reorganization Documents, and all other documents necessary to effect the Reorganization.

          (xxv) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act or by the 1933 Act Regulations which have not been so described and filed as required.

          (xxvi) Each of the Subsidiaries owns or possesses any patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by
                           -----------------------------
     them in connection with the business now operated by them as described in the Prospectus, except where lack thereof would not result in a material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, and neither of the Subsidiaries has received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights or of any facts or circumstances which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise.

          (xxvii) No filing with, or authorization, approval, consent, license order, registration, qualification or decree of, any court or governmental authority or agency, including without limitation the OTS, FDIC and Federal Reserve Board, is necessary or required for the performance by the Company or the Bank of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation by them of the transactions contemplated by this Agreement and the Pricing Agreement and the consummation of the Reorganization and the transactions related thereto, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xxviii) The Company and the Bank have filed all necessary applications with state and federal authorities, including the OTS, to create the subsidiaries of the Bank and of the Company described in the Registration Statement and Prospectus that the Company and the Bank intend to create following the Reorganization and the offering and sale of the Securities. To the best knowledge of the Company and the Bank, there is no reason that all necessary governmental approvals to establish and operate such subsidiaries will not be obtained by ________________, 1997. The Representative and its counsel have been provided with true and correct copies of all governmental applications and correspondence with governmental agencies regarding the approval of such subsidiaries.

          (xxix) The Company and the Subsidiaries possess such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the
                                    ---------------------
     appropriate federal, state, local or foreign regulatory agencies or bodies, including the OTC, FDIC and Federal Reserve Board, necessary to conduct the business now operated by them and described in the Registration Statement and Prospectus; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise.

          (xxx) This Agreement has been and, at the Representation Date, the Pricing Agreement will have been, duly authorized, executed and delivered by the Company and the Bank.

          (xxxi) The Company and the Subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, the violation of which, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise.

          (xxxii) The Company and the Subsidiaries have good and marketable title to all properties (real and personal) owned by the Company and the Subsidiaries, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as
     (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries; and all properties held under lease by the Company or the Subsidiaries are held under valid, subsisting and enforceable leases.

          (xxxiii) Except as disclosed in the Prospectus, there are no outstanding options, warrants, or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or the Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or the Subsidiaries.

          (xxxiv) Neither the Company nor any of the Subsidiaries is, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").
                                                          --------

          (xxxv) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or the Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (xxxvi) The Company and the Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          (xxxvii) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxviii) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or the Subsidiaries any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

          (xxxix) The Company and the Subsidiaries obtained and delivered to the Representative the executed agreement annexed hereto as Exhibit B of
                                                                 ---------
     Life Holdings, all directors and officers of the Company and the Subsidiaries, and all persons or entities who hold one percent or more of the capital stock of the Company or the Bank or who have purchased equity securities of the Company or the Bank in private placements, which agreement provides, as more specifically stated therein that each such person or entity will not, for a period of 180 days from the date hereof and except as otherwise provided therein, without the prior written consent of the Representative, directly or indirectly, sell, pledge, hypothecate, offer or enter into a contract to sell, pledge or hypothecate, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable for Common Stock owned by such person or entity or with respect to which such person or entity has the power of disposition. Such agreement also provides for a waiver, during the 180-day period, of any demand registration rights held by any such person or entity. Schedule B annexed hereto contains a complete list
                             ----------
     of all directors and officers of the Company and the Subsidiaries, and all persons or entities who hold 1% or more of the capital stock of the Company or the Bank or who have purchased equity securities of the Company or the Bank in private placements.

          (xi) The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representative.

     (b) Any certificate signed by any officer of the Company or the Bank and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Bank to each Underwriter as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
                 ------------------------------------------

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise
         ----------
provided in the Pricing Agreement), plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

          (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Securities shall be determined by agreement between the Representative and the Company and, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representative, except that Sections 6 and 7 shall remain in effect.

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 375,000 shares of Common Stock at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the 1933 Act Regulations, or
(ii) the Representation Date, if the Company has elected to rely on Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the
                                   ----------------
Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time or prior to the date two business days after receipt by the Company of notice of the exercise, as hereinafter defined, unless otherwise agreed by the Representative and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representative in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Brobeck, Phleger & Harrison LLP, Newport Beach, California, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (unless postponed in accordance with the provisions of Section 10) on the fourth business day following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the fourth business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called

"Closing Time").  In addition, in the event that any or all of the Option
-------------
Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Brobeck, Phleger & Harrison LLP, Newport Beach, California, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. KBW, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. Notwithstanding the foregoing, if the Representative elects that the delivery to the Underwriters of all or a portion of the Securities be effected through the "Full Fast" system of the Depository Trust Corporation, such that all or a portion of the Securities will be denominated in book-entry form and there will be no certificates therefor, then in lieu of certificates for the Securities, the Company shall deliver to its transfer agent at least 24 hours prior to Closing Time, instructions in form and substance satisfactory to the Representative, instructing such transfer agent to register such shares through the Full Fast system at Closing Time.

     SECTION 3.  Covenants of the Company.  The Company (and where indicated,
                 ------------------------
the Bank) covenants with each Underwriter as follows:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective as and when requested by the Representative, and if the Company elects to rely upon Rule 430A and subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of or the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest reasonable moment.

          (b) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representative or counsel for the Underwriters shall object.

          (c) The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

          (d) The Company will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until such time the Pricing Agreement is executed and delivered), as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the

     "1934 Act"), such number of copies of the Prospectus (as amended or
     ---------
     supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted and will use its best efforts to cause such post-effective amendment to be declared effective as promptly as practicable.

          (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

          (j) During a period of 180 days from the date of the Pricing Agreement (the "Lock-Up Period"), neither the Company nor the Bank will, without the
           --------------
     prior written consent of the Representative (which may be withheld in its sole discretion), directly or indirectly, sell, pledge, hypothecate, offer to sell, pledge or hypothecate, grant any option for the sale of, or otherwise dispose of, including without limitation a disposition or transfer into nominee or street name (all such forms of disposition or transfer enumerated in this sentence collectively, a "Disposition"), any
                                                           -----------
     shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (except for Common Stock issued pursuant to this Agreement, pursuant to the exercise of employee stock options, the number of which are specifically identified in the Prospectus), or file any registration statement under the 1933 Act with respect to any of the foregoing. The Company and the Bank consent to the entry by the Representative of stop-transfer orders with the Company's transfer agent if, in the Representative's sole discretion, a stop order is necessary to prevent violation of this subparagraph. The foregoing restrictions are expressly agreed to preclude the Company and the Bank from engaging in any hedging, pledge or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock during the Lock-Up Period even if such securities would be disposed of by someone other than the Company or the Bank. Such prohibited hedging, pledge or other transactions would include without limitation any short sale (whether or not against the box), any pledge of shares covering an obligation that matures, or could reasonably mature during the Lock-Up Period, or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Common Stock.

          (k) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

     SECTION 4.  Payment of Expenses.
                 -------------------

          (a) Whether or not the transactions contemplated hereunder are consummated or this Agreement remains effective or is terminated, the Company and the Bank jointly and severally agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, (vi) where applicable, all filing fees, attorney's fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws, (vii) all the costs and expenses incurred by the Company in making road show presentations with respect to the Offering,
     (viii) all costs of preparing, printing and distributing bound volumes of the transaction documents for the Representative and its counsel, and (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in this Section 5, and Section 8 hereof, the Representative shall pay all of its own expenses, including the fees and disbursements of its own counsel.

     SECTION 5.  Conditions of Underwriters' Obligations.  The obligations of
                 ---------------------------------------
the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representative, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the several Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated threatened or, to the knowledge of the Company, contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing in accordance with Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b) At Closing Time the Representative shall have received:

               (1) The opinion, dated as of Closing Time, of Muldoon, Murphy & Faucette, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of Delaware.

                    (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement and the Pricing Agreement.

                    (iii) The Company is duly qualified as a foreign corporation to transact business and is in corporate good standing in California and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise; and the Company is duly registered as a savings and loan holding company under the Savings and Loan Holding Company Act, as amended.

                    (iv) The Bank has been duly incorporated and is validly
               existing as a federal savings bank in good standing under the federal laws of the United States and Life Holdings has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; each of the Subsidiaries has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of the Subsidiaries has been duly authorized and validly issued, and to the best of their knowledge is fully paid and non-assessable and is directly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; to the best of their knowledge, none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of the preemptive or similar rights of any stockholder of such corporation arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company or any of the Subsidiaries is a party. The only direct or indirect subsidiaries of the Company are the Bank and Life Holdings. There are no subsidiaries of the Bank or Life Holdings. To the best of their knowledge, except for the shares of capital stock of the Subsidiaries owned by the Company, the Company does not own any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity.

                    (v) Neither the Company nor any of the Subsidiaries is in
               violation of its charter or bylaws or, to the best of their knowledge, in default to an extent which, singly or in the aggregate, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or the Subsidiaries is subject, including without limitation, the Warehouse Document, the Reorganization Documents or the Securitization Documents.

                    (vi) The execution, delivery and performance of this
               Agreement and the Pricing Agreement, the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and the consummation of the Reorganization and the transactions related thereto have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to, the Line of Credit Documents, the Reorganization Documents, the Securitization Documents, or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Subsidiaries is subject and which breach or default singly or in the aggregate, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise; nor will any such action result in any violation of the provisions of the charter or by-laws of the Company or the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their assets or properties and which violation, singly or in the aggregate, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise.

                    (vii) The deposit accounts of the Bank are insured by the FDIC up to legally applicable limits, and, to their best knowledge, no proceedings for the termination or revocation of such insurance are pending or threatened.

                    (viii) The activities of the Company and each of the Subsidiaries are permissible activities for each such entity under federal law and the rules, regulations, resolutions and practices of the OTS, FDIC and Federal Reserve Board.

                    (ix) The authorized, issued and outstanding capital stock of the Company and the Subsidiaries is as set forth in the Prospectus under the caption "Capitalization"; the shares of issued and outstanding capital stock of the Company and the Subsidiaries have been duly authorized and validly issued and fully paid and non-assessable; none of the outstanding shares of such stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company or the Subsidiaries arising by operation of law, under the charter or by-laws of the Company or the Subsidiaries or under any agreement to which the Company or any of the Subsidiaries is a party.

                    (x) The Securities have been duly authorized for issuance
               and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable, and not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or, to the best of their knowledge, otherwise.

                    (xi) Except as disclosed in or specifically contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or the Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or the Subsidiaries. The outstanding stock options relating to the Company's Common Stock have been duly authorized and validly issued and the description thereof contained in the Prospectus is accurate in all material requests.

                    (xii) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company and the Bank.

                    (xiii) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                    (xiv) The Registration Statement, the Prospectus, the Exchange Registration Statement and the Exchange Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (xv) The form of certificate used to evidence the Common
               Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of Nasdaq.

                    (xvi) To the best of their knowledge, neither the Company nor any of the Subsidiaries is in violation of any directive from the FDIC, the OTS, the Federal Reserve Board or any other governmental authority, and the Company and the Subsidiaries are in compliance with all federal and state laws and regulations that regulate or relate to its business, including, without limitation, FIRREA, the FDIA, the NHA, FDICIA and all other applicable laws and regulations where the failure to comply would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise.

                    (xvii) To the best of their knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement and the Pricing Agreement or the performance by the Company of its obligations hereunder or thereunder or any of the other transactions contemplated by the Registration Statement, including the consummation of the Reorganization and the transactions related thereto; and all pending legal or governmental proceedings to which the Company or the any of the Subsidiaries is a party or that affect any of their respective properties that are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise.

                    (xviii)  The information in the Prospectus under "Risk
               Factors," "Description of Capital Stock of the Company," "Description of Capital Stock of the Bank" and "Regulation," and in the Registration Statement under items 14 and 15, to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; to the best of such counsel's knowledge, there are no statutes or regulations, and no legal or governmental actions, suits or proceedings pending or threatened against the Company or either the Subsidiaries that are required to be described in the Prospectus that are not described as required.

                    (xix) All descriptions in the Prospectus of contracts and other documents to which the Company or any of the Subsidiaries are a party are accurate in all material respects; to the best of their knowledge and information, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (xx) No authorization, approval, consent or order of any
               court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations and those which are described in the Prospectus as required in connection with the consummation of the Reorganization and transactions related thereto, all of which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is required in connection with the due authorization, execution and delivery by the Company of this Agreement and the Pricing Agreement or for the offering, issuance or sale of the Securities to the Underwriters or for the consummation of the Reorganization and the transactions related thereto.

                    (xxi) All action necessary to consummate the Reorganization was taken in accordance with all applicable federal and state laws, including without limitation the following: (A) the Exchange Prospectus was timely sent to all shareholders of the Bank; (B) the meeting of such shareholders to approve the Reorganization was duly conducted on June __, 1997; and (C) the requisite number of shareholders approved the Reorganization. No shareholders of the Bank exercised dissenters' rights in connection with the Reorganization.

                    (xxii) The Company and the Bank have filed all necessary applications with federal and state authorities, including the OTS, to establish and operate the subsidiaries of the Bank and the Company described in the Registration Statement and Prospectus which are intended to be established and in operation after the Reorganization and the offering and sale of the Securities. Federal law will preempt state law with respect to the Bank's subsidiaries to the same extent federal law preempts state law with respect to the Bank.

                    (xxiii)  To the best of their knowledge, there are no
               persons with registration or other similar rights pursuant to written contracts with the Company or the Bank to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                    (xxiv) Neither the Company nor any of the Subsidiaries is, nor (assuming application by the Company of the net proceeds of the sale of the Securities in the manner described in the Prospectus) will become, as a result of the consummation of the transactions contemplated by the Agreement, required to register as an investment company under the Investment Company Act of 1940, as amended.

               In rendering their opinion, such counsel shall additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which such counsel need make no statement), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which such counsel need make no statement), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the date of such prospectus) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering their opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the

          Company, the Subsidiaries and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

               (2) The opinion of Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement and Prospectus, and such other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President and the chief financial or chief accounting officer of the Company and the Bank, each dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the Exchange Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c) the term "Prospectus" means the Prospectus in the form first used by the Underwriters to confirm sales of the Securities.

          (d) At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative, to the effect that
     (i) they are independent public accountants with respect to the Company and the Bank within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements and financial statement schedules audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations; (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited condensed consolidated financial statement of the Company and the Bank included in the Registration Statement), nothing has come to their attention which causes them to believe that (A) any material modifications should be made to the unaudited condensed consolidated financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles or (B) the unaudited condensed consolidated financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations or (C) at a specified date not more than four days prior to the date of this Agreement, there has been any change in the consolidated capital stock of the Company or any increase in the consolidated long-term debt or any decrease in the consolidated total assets or consolidated stockholders' equity of the Company as compared with the amounts shown in the March 31, 1997 balance sheet included in the Registration Statement or, during the period from April 1, 1997 to a specified date not more than four days prior to the date of this Agreement, there were any decreases as compared with the corresponding period in the preceding year, in consolidated net interest income, non-interest income, net operating revenues, net income or net income per share of the Company and the Bank, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representative, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Bank identified in such letter; and (v) they have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K.

          (e) At Closing Time the Representative shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than four days prior to Closing Time and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of subsection (d) of this Section with respect to certain amounts, percentages and financial information specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

          (f) At the Closing Time the Securities shall have been approved for inclusion in the Nasdaq National Market System, subject only to official notice of issuance, and the NASD shall have approved in writing the Underwriters' participation in the distribution of the Securities and such approval shall not have been withdrawn or limited.

          (g) At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed
                                                        ---------
     by each of the persons or entities who are required to sign them under
     Section 1(a) (xxxix) of this Agreement, which persons or entities are all named in Schedule B hereto.
              ----------

          (h) At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

          (i) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

          (1) A certificate, dated such Date of Delivery, of the President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

          (2) The opinion of Muldoon, Murphy & Faucette, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

          (3) The opinion of Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

          (4) A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representative pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than four days prior to such Date of Delivery.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any untrue statement or alleged untrue statement made by the Company in Section 2(a) of this Agreement.

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus, including the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) against any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Securities, including without limitation, slides, videos, films, tape recordings.

          (iv) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company.

          (v) against any and all expense whatsoever, as incurred (including, subject to the third sentence of Section 6(c) hereof, the fees and disbursements of counsel chosen by KBW), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     The foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not
        --------  -------
(except with the consent of the indemnified party) be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended or limited by the Commission or Nasdaq, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or California authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used by the Underwriters to confirm sales of the Securities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default by One or More of the Underwriters.  If one or more of
                  ------------------------------------------
the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representative shall
                                --------------------
have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

     SECTION 11.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Keefe, Bruyette & Woods, Inc., Two World Trade Center, New York, New York 10048, attention of William Haske, Senior Vice President; notices to the Company shall be directed to it at Life Financial Corp., 4115 Tigris Way, Riverside, California 92503, attention of Daniel L. Perl, President and Chief Executive Officer.

     SECTION 12.  Parties.  This Agreement and the Pricing Agreement shall each
                  -------
inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representative, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT AND THE PRICING
                  ----------------------
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                         Very truly yours,

                         LIFE FINANCIAL CORP.



                         By:___________________________________
                         Daniel L. Perl, President and
                         Chief Executive Officer



                         LIFE SAVINGS BANK, FEDERAL SAVINGS BANK



                         By:___________________________________
                         Daniel L. Perl, President and
                         Chief Executive Officer



CONFIRMED AND ACCEPTED,
     as of the date first above written:


KEEFE, BRUYETTE & WOODS, INC.



By: ___________________________________
  Name: _______________________________
  Title: ______________________________

For themselves and as representative of
the several Underwriters named in
Schedule A hereto.

                                  SCHEDULE A

Name of Underwriter                    Number of
-------------------                Initial Securities
                                   ------------------

Keefe, Bruyette & Woods, Inc.



                                            ---------
Total                                       2,500,000
                                            =========

                                    Sch A-1

                                  SCHEDULE B

LIST OF PERSONS SUBJECT TO SECTION 1(a)(xxvi) OF THE UNDERWRITING AGREEMENT WHO
               ARE REQUIRED TO DELIVER A LETTER SUBSTANTIALLY IN
              THE FORM OF EXHIBIT B TO THE UNDERWRITING AGREEMENT


[all officers, directors, holders of more than 1% of the capital stock of the Company and private placement providers are to be listed here]

                                    Sch B-1

                                                                       Exhibit A

                               2,500,000 Shares

                             LIFE FINANCIAL CORP.

                           (a Delaware corporation)

                                 Common Stock

                          (Par Value $.01 Per Share)


                               PRICING AGREEMENT
                               -----------------


                                                                   June __, 1997


KEEFE, BRUYETTE & WOODS, INC.
 as Representative of the several Underwriters
c/o  Keefe, Bruyette & Woods, Inc.
     Two World Trade Center
     New York, New York  10048

Dear Sirs and Mesdames:

     Reference is made to the Underwriting Agreement dated June __, 1997 (the

"Underwriting Agreement") relating to the purchase by the several Underwriters
-----------------------
named in Schedule A thereto, for whom Keefe, Bruyette & Woods, Inc. is acting as representative (the "Representative"), of the above-described shares of Common
                     --------------
Stock (the "Securities"), of Life Financial Corp., a Delaware corporation (the
            ----------
"Company").
--------

     Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with each Underwriter as follows:

          1.  The initial public offering price per share for the Securities,
     determined as provided in said Section 2, shall be $     .

          2.  The purchase price per share for the Securities to be paid by the
     several Underwriters shall be $    , being an amount equal to the initial
     public offering price set forth above less $    per share.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                         Very truly yours,

                         LIFE FINANCIAL CORP.


                         By:________________________________________
                         Daniel L. Perl, President and
                         Chief Executive Officer



CONFIRMED AND ACCEPTED,
     as of the date first above written:


KEEFE, BRUYETTE & WOODS, INC.


By: ___________________________________
  Name: _______________________________
  Title: ______________________________

For themselves and as representative of
the several Underwriters named in
Schedule A hereto.

                                                                       Exhibit B



                                ________, 1997


KEEFE, BRUYETTE & WOODS, INC.
 as Representative of the several Underwriters
c/o  Keefe, Bruyette & Woods, Inc.
     Two World Trade Center
     New York, New York  10048

     Re:  Lock-Up Agreement in Connection with Public Offering by Life Financial
          ----------------------------------------------------------------------
          Corp.
          -----

Dear Sirs and Mesdames:

     The undersigned is a record or beneficial owner of stock and/or of options, warrants, conversion or similar rights to acquire stock of Life Financial Corp., a Delaware corporation (the "Company"), including without limitation rights
                             -------
which each stockholder of Life Savings Bank, Federal Savings Bank (the "Bank"),
                                                                        ----
will receive, to acquire stock of the Company in connection with the effection of the Bank's Plan of Reorganization which is intended to be consummated in June 1997. The undersigned understands that Keefe, Bruyette & Woods, Inc., acting as representative (the "Representative") of the underwriters, proposes to enter
                     --------------
into an Underwriting Agreement (the "Underwriting Agreement") with the Company
                                     ----------------------
providing for the public offering of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and a related Pricing Agreement which
                           ------------
will set forth, among other things, the initial public offering price of the Common Stock.

     In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder or holder of options, warrants, conversion or similar rights to acquire stock of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Pricing Agreement (the "Lock-Up Period"), the undersigned will not, without the prior
                --------------
written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, pledge, hypothecate, offer or enter into a contract to sell, pledge or hypothecate, grant any option for the sale of, or otherwise dispose of or transfer, including without limitation a disposition or transfer into nominee or street name (all such forms of disposition or transfer enumerated in this sentence collectively, a

"Disposition"), any shares of the Company's Common Stock or any options or other
 -----------
securities convertible into or exchangeable or exercisable for Common Stock (collectively, "Securities"), whether now beneficially owned (as defined in Rule
                ----------
13d-3 under the Securities Exchange Act of 1934, as amended), owned of record or hereafter acquired by the undersigned, including without limitation, Securities with respect to which the undersigned has or hereafter acquires the power of disposition.

     The foregoing restrictions are expressly agreed to preclude the holder of Securities from engaging in any hedging, pledge or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging, pledge or other transactions would include without limitation any short sale (whether or not against the box), any pledge of shares covering an obligation that matures, or could reasonably mature during the Lock-Up Period, or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

     The undersigned agrees and consents to the entry by the Representative of stop-transfer orders with the Company's transfer agent against the transfer of Securities held by the undersigned if, in the Representative's sole discretion, a stop-transfer order is necessary in order to enforce compliance with this Lock-Up Agreement.

     Notwithstanding the foregoing, the undersigned may (i) make bona fide gifts
                                                                 ---- ----
or transfers by will or intestacy upon death of Securities to persons or entities who have agreed in writing to be bound by the restrictions set forth herein, (ii) transfer Securities as a distribution to limited partners or shareholders of the undersigned if any such distributee agrees in writing to be bound by the restrictions set forth herein, or (iii) exercise options, warrants, conversion or similar rights outstanding on the date hereof to acquire Common Stock (it being understood, however, that the Common Stock received in such exercise shall be restricted by the terms of this Lock-Up Agreement).

                              Very truly yours,

                              Exact name of owner:



                              Signature:

                              Printed Name:

                              Title:

                                       2